Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          Pursuant to 18 U.S.C. § 1350, the undersigned certifies that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2011 of Quest Diagnostics Incorporated, as being filed with the Securities and Exchange Commission concurrently herewith, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)) and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Quest Diagnostics Incorporated.

Dated: November 3, 2011	/s/ Surya N. Mohapatra

Surya N. Mohapatra, Ph.D.
Chairman of the Board, President and
Chief Executive Officer